EXHIBIT 23.2.2

                      CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the use in this Registration Statement on Form S-1 of our report dated June 30, 1999, except as to Note 2, which is as of September 29, 1999 relating to the combined financial statements and financial statement schedule of Charles River Laboratories, Inc. and Charles River Laboratories Holdings, Inc., which appear in such Registration Statement. We also consent to the reference to us under the heading "Independent Accountants" in such Registration Statement.

/s/: PricewaterhouseCoopers LLP
Boston, Massachusetts
December 7, 1999